Exhibit 10.41

股份认购协议

Equity Shares Subscription Agreement

本《股份认购协议》（下称“本协议”）由下列双方于2016年2月1日（下称“签约日”）在中国深圳市签署（仅为本协议之目的，中国不包括台湾、香港和澳门）：

This Equity Shares Subscription Agreement (this “Agreement”) is entered into on February 1, 2016 in Shenzhen, China (for the purpose of this Agreement, China excludes Taiwan, Hong Kong and Macau) between the following two parties:

认购方(Subscriber)：
地址(Address)：

公司(Company)：	The Future Education Group Inc.
地址(Address)：	北京市朝阳区东三环南路98号高和蓝峰大厦5层 5th Floor, Gaohe Lanfeng Plaza, No. 98 East Third Ring Road, Chaoyang District, Beijing

认购方和公司以下各称为“一方”，统称为“双方”。

The Subscriber and the Company is referred to as “One Party” individually and as the “Parties hereto” collectively.

1	目标交易。在本协议条款及条件的规限下，认购方同意认购而公司同意发行及配发________股公司面值为0.001美元的普通股份（“认购股份”），发行价为现金每股3美元，即认购股份之总发行价为________美元。发行完成后，认购方将持有公司________股的股权。

Target Transaction. Subject to the terms and conditions herein, the Subscribe agrees to purchase, and the Company agrees to issue and allocate, ________shares of the Company’s common stock at the par value of $0.001 per share (“Subscribed Shares”) at the issuance price of $3.00 per share, for a total issuance price of $________as the subscription price. Upon the completion of the issuance, the Subscriber shall hold ________shares of the Company’s equity.

2	公司将根据其章程配发及发行认购股份予认购方，公司亦将促使其既有股东放弃在任何法律法规或合约下就认购股份具有的优先认购权。认购股份将以已全数支付形式配发及发行。认购股份在配发及发行后，在各方面将与当时已发行之公司普通股享有同等权益。认购股份应在成交后不受任何产权负担所影响。
The Company shall allocate and issue the Subscribed Shares to the Subscriber in accordance with the Company’s Articles of Association, and the Company shall also cause its current shareholders to waive any priority right to the Subscribed Shares under any law, statutes or agreement. The Subscribed Shares shall be allocated and issued in the form of paid-in-full shares. Upon allocation and issuance, the Subscribed Shares shall have the same rights and benefits as the Company’s common shares outstanding at the time. The Subscribed Shares shall not be affected by any encumbrances after the completion of the transaction.

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3	交割。双方满足第4条所规定的条件后，双方应在指定的日期通过远程互换文件和签字页的方法发生，或通过双方共同确定的时间、地点、日期和方法实现（“交割”），但不得晚于第4条所列条件满足后的5个工作日。本协议所述交割发生之日为交割日。
Closing. Upon satisfaction of the conditions provided in Section 4 herein by both parties, the Parties hereto must complete the closing on the designated date by means of exchanging remotely the document and signatures pages, or by other means at the time, place and date mutually determined (the “Closing”), but the Closing shall not be later than the 5th business day upon the satisfaction of the conditions provided in Section 4 herein. The date on which the Closing stated herein takes place shall be the Closing date.

4	交割前提条件。在交割时或交割前下列条件得到满足是股权认购完成的前提条件：
Conditions to Closing. At or prior to the time of Closing, the satisfaction of the following conditions is the pre-conditions to the completion of the equity share subscription.

(a)	双方均已获得完成本协议所述交易的全部政府授权、审批和许可，包括但不限于受让方合法持有股权的任何授权、审批和许可，且此种授权、审批和许可在交割时均应合法有效。
Both parties have obtained all government authorization, review and approval for the transaction contemplated herein, including but not limited to any authorization, review and approval permitting the transferee to hold equity shares legally and such authorization, review and approval must remain valid and in effect at the time of Closing.

(b)	任何一方完成本协议所述交易所需的任何内部决议的格式和内容均应令其它双方满意，而且每一方在其合理要求下均应收到该等文件的复本。
The internal resolution from any one party necessary for the transaction contemplated herein must be in the form and content to the satisfaction of other parties and either party must receive copies of such documents should it so requests.

(c)	公司的既有股东已就认购股份放弃优先认购权。
The current shareholders of the Company have waived the priority right with regard to the Subscribed Shares.

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5	交割后义务。认购方承诺，除切实可行，符合相关法律法规及上市地上市规则并经公司同意以外，认购方将遵守上市地对认购方持有股份一年期的禁售要求，认购方所持有的股份不可转让、出售或以其他方式进行处置。
Obligations after the Closing. The Subscriber promises to abide by the requirement of the place such shares are listed that the Subscriber hold such shares for a lock-up period of one year, except where feasible, in compliance with the law and listing regulations of the jurisdiction where such shares are listed and approved by the Company, and the shares held by the Subscriber shall not be transferred, sold or disposed of by any other means.

6	披露和保密。就本协议和/或目标交易的内容及其存在，未经其他方的事先书面同意，任何一方不得对与本次目标交易没有直接工作关系的员工、任何第三方以口头及/或书面形式发布、声明和/或提供任何信息。无论本协议以任何理由终止，本条款仍然有效。

Disclosure and Confidentiality. Prior to obtaining written consent from the other party, no party shall disclose, announce and/or provide, either orally or in writing, any information regarding this Agreement and/or the content of the Target Transaction and the existence thereof to any employee who is not involved in the transaction or to any third party. This Confidentiality provision shall remain in effect regardless of any reason for terminating this Agreement.

7	税费。无论本次目标交易最终是否完成，双方都应自行承担其支出的与本协议以及目标交易事宜相关的所有谈判和实施的税费（包括但不限于：法律、会计、财务、咨询、顾问和其他开销）。

Taxes. Whether or not the Target Transaction is consummated, both Parties hereto must assume all taxes at their own cost incurred in connection with this Agreement and with all negotiation and execution of the matters related to the Target Transaction (including but not limited to: legal, accounting, financial, consulting, advisor and other expenses).

8	效力。对本协议的任何补充或修改均应以书面形式做出，经双方签署后生效。如本协议部分条款无效或存有瑕疵，不影响本协议其他条款效力。
Effect. Any supplement or amendment to this Agreement must be made in writing and such supplement or amendment shall become effective only after they are signed by both parties. The invalidity or defect of any provision herein shall not affect the validity of other provisions herein.

9	适用法律和争议解决。本协议适用香港法律，并按其进行解释。凡与本协议有关的争议，均应通过香港国际仲裁中心按照本协议日期其有效的仲裁规则进行仲裁。仲裁结果为终局裁决，对双方均有约束力。
Applicable Law and Dispute Resolution. This Agreement is governed by the law in Hong Kong and must be interpreted accordingly. Any dispute in connection with this Agreement must be resolved through arbitration by Hong Kong International Arbitration Centre in accordance with its arbitration rules then in effect at the time of date of this Agreement. The location of the arbitration is in Shenzhen. And the judgement of the arbitration is final and binding to both parties.

10	本协议双方签署正本一式两份，各持一份正本，具有同等效力。
This Agreement has two counterparts, with one to each party and both counterparts shall have the same legal effect.

[签字页后附]

[The signature page to follow]

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兹证明，双方已安排各自的授权代表在签约日签署本股权认购协议。

In witness whereof, the Parties hereto have caused to have this Equity Share Subscription Agreement executed by their respective representatives on the date first shown herein.

认购方 (Subscriber):

签署 (Signature)：____________________

姓名(Name)：

职务(Title)：

公司 (Company)：The Future Education Group Inc.

签署 (Signature)：____________________

姓名(Name)：李维福 LI Weifu

职务 (Title)：董事长 Chairman of the Board

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